UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 343065
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Note and Warrant

On February 27, 2023, Wejo Group Limited (the “Company”) entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) with a family office (the “Noteholder”). Under the Securities Purchase Agreement, for a purchase price of $3,500,000, the Company issued and sold to the Noteholder a secured, non-convertible note in the aggregate principal amount of $3,684,210 (the “Note”). The Securities Purchase Agreement also requires the Company to issue a warrant to acquire the Company’s common shares (the “Warrant”) upon the occurrence of a Subsequent Financing (as defined below) (the issuance of the Note and the Company’s obligation to issue the Warrant upon a Subsequent Financing together being referred to as the “Offering”).

The Offering closed on February 27, 2023. The Company intends to use the proceeds from the Offering for general corporate purposes.

Security Interest

The Company’s obligations under the Note are secured by a second lien on certain assets of its subsidiaries, which are the same assets that are subject to first lien security interests under the secured convertible note issued by the Company on December 16, 2022 (the “Secured Convertible Note”), namely certain assets of Wejo Limited (“Legacy Wejo”), an indirect, wholly-owned subsidiary of the Company, and the shares held by Wejo Bermuda Limited in Legacy Wejo (collectively, the “Collateral”); such second lien is subordinated to the first lien security interests under the Secured Convertible Note. The security interest does not secure assets that were previously encumbered in connection with the issuance of the Company’s Secured Loan Notes in April 2021. In connection with the granting of the security interests in the Collateral to the Noteholder, on February 27, 2023, Legacy Wejo entered into that certain (i) Debenture with Wejo Bermuda Limited, as Parent, and Glas Americas LLC (“GLAS”) as Security Agent and (ii) Deed of Priority with General Motors Holdings LLC (“GM”), as first holder, the Noteholder, as second holder, GLAS, as Security Agent, and Legacy Wejo and Wejo Bermuda Limited as chargors, which governs intercreditor issues among the holders of the Secured Convertible Note and the Note.

Maturity Date

The Note matures on March 29, 2023.

Interest

The Note accrues compounding interest at the rate of 10.0% per annum, which will be payable in cash, in arrears semi-annually in accordance with the terms of the Note. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), the Note will accrue interest at the rate of 14.0% per annum.

Redemption

At the Noteholder’s option at any time during the 20-business day period (such period, the “Optional Redemption Period”) following certain fundamental transactions, the Noteholder may require the Company to redeem all or any part of the outstanding principal and accrued but unpaid interest of the Note, in whole or in part, at a price of 120% of the then-outstanding principal amount plus all accrued and unpaid interest (the “Optional Redemption”).

Limitations

Notwithstanding the foregoing, the Warrant contains a beneficial ownership limitation that prohibits the issuance of shares by the Company upon a Warrant exercise if such issuance would result in the Noteholder beneficially owning over 9.99% of the number of the Company’s common shares.

Events of Default

The Note provides for customary events of default. If an event of default occurs, the Noteholder can provide notice to the Company that it is requiring the Company to repay the outstanding principal, any unpaid but accrued interest and any unpaid but accrued late charges within one business day of the delivery of receipt of such written notice.

Covenants

The Company will be subject to certain customary affirmative and negative covenants pursuant to the Note regarding the maintenance of certain property, taxes, and transactions with affiliates, among other matters.

Warrant

If the Company effects, directly or indirectly, an offering of any shares of capital stock, convertible securities, rights, options, warrants or any other kind of its securities in a financing completed during the one-year period following the issuance of the Note (a “Subsequent Financing”) then it must issue the Noteholder a warrant exercisable for such number of the Company’s common shares determined by dividing $3,850,000 by the closing price of the Company’s common shares as reported by Nasdaq on the trading day immediately prior to the issuance of securities in the Subsequent Financing, at an exercise price per share equal to 110% of the closing price of the Company’s common shares as reported by Nasdaq on the trading day immediately prior to the issuance of securities in the Subsequent Financing; provided, however, that such exercise price per Company common share shall be no lower than a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the Subsequent Financing and (ii) the average Nasdaq Official Closing Price of the Company’s common shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the Subsequent Financing. The Company shall issue this Warrant only upon the first Subsequent Financing, if any.

Registration Rights

The Company’s common shares issuable upon exercise of the Warrant (the “Warrant Shares”), if any, will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Securities Purchase Agreement, the Company will be required to (i) file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Warrant Shares as soon as practicable but in no event later than the later of (a) 15 days after the issuance of the Warrant or (b) the date of filing by the Company with the SEC of the financial statements required to be included in the Registration Statement and (ii) use its commercially reasonable efforts to cause each the Registration Statement to be declared effective as soon as practicable and in any event within 45 days of the filing thereof.

GM Consent and Amendment

On February 27, 2023, GM consented to the Offering and agreed to amend the Secured Convertible Note, solely to add additional events of default, and outside of such addition, the Secured Convertible Note remains unchanged and in full force and effect (the “Consent Letter and Amendment No. 1 to Secured Convertible Note”).

The foregoing descriptions of the Securities Purchase Agreement, the Note, the Warrant and the Consent Letter and Amendment No. 1 to Secured Convertible Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Note, the Warrant and the Consent Letter and Amendment No. 1 to Secured Convertible Note, each of which are filed herewith.

Arma Settlement Agreement

On March 3, 2023, Legacy Wejo and Arma Partners LLP (“Arma”) entered into that certain Deed of Settlement (the “Settlement Agreement”) under which the parties resolved the lawsuit Arma filed against Legacy Wejo in the High Court of Justice, Business and Property Courts of England & Wales, Commercial Court (KBD) (claim no. CL-2021-000201) (the “Lawsuit”). In the Lawsuit, Arma claimed that it was entitled to remuneration arising from a successful acquisition of Legacy Wejo and certain fundraising events that occurred during 2021 and 2020. Under the Settlement Agreement, (i) Legacy Wejo has agreed to pay Arma $3,250,000 (inclusive of all costs and interest and resolving any future claims) in various installments over a 28-month period commencing on April 3, 2023, subject to acceleration and adjustment of the payment schedule based on the achievement by the Company of certain qualifying financing transactions, and (ii) the parties agreed to jointly seek a stay of the Lawsuit except for the purpose of carrying out the terms of the Settlement Agreement, with the understanding that such proceedings may be reinstated if any terms of the Settlement Agreement are breached.
The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of of the Settlement Agreement, which is filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Note included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The matters described in Section 1.01 of this Current Report related to the Warrant are incorporated herein by reference. The Company will rely upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder for transactions not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.

On February 28, 2023, Diarmid Ogilvy notified the Chairman of the Board of Directors (the “Board”) of the Company of his decision to resign, effective as of February 28, 2023, from his position as a member of the Board. Mr. Ogilvy’s resignation was for personal reasons and did not result from any disagreements with the Company’s management or the Board.

Mr. Ogilvy was a Class II director of the Company and served on the Company’s Risk Management, Security and Data Privacy Committee.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated February 27, 2023, by and between the Registrant and Esousa Holdings LLC
10.2	Secured Note, dated February 27, 2023, issued by the Registrant in favor of Esousa Holdings LLC
10.3	Form of Warrant to Purchase Common Shares, to be issued by the Registrant in favor of Esousa Holdings LLC upon the occurrence of a qualified financing
10.4	Consent Letter and Amendment No. 1 to Secured Convertible Note, dated February 27, 2023, by and between the Registrant and General Motors Holdings LLC
10.5	Deed of Settlement, dated March 3, 2023, by and between Wejo Ltd. and Arma Partners LLP
99.1	Press Release of Wejo Group Limited, dated March 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: March 3, 2023

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director